Exhibit 13

Written Statement of Chief Executive Officer and Chief Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(18 U.S.C. Section 1350)

The undersigned, the Chief Executive Officer and the Chief Financial Officer of Storm Cat Energy Corporation, a company incorporated under the laws of British Columbia, Canada  (the “Corporation”), each hereby certifies that, to his/her knowledge on the date hereof:

(a)                                  the Form 20-F of the Corporation for the fiscal year ended December 31, 2005, filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)                                 the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

/s/ J. SCOTT ZIMMERMAN
J. Scott Zimmerman
Chief Executive Officer
June 7, 2006

/s/ PAUL WIESNER
Paul Wiesner
Chief Financial Officer
June 7, 2006